Exhibit 10.2

AMENDMENT NO. 1 TO THE

DORMAN PRODUCTS, INC. 2008 STOCK OPTION AND STOCK INCENTIVE PLAN

THIS AMENDMENT NO. 1 TO THE DORMAN PRODUCTS, INC. 2008 STOCK OPTION AND STOCK INCENTIVE PLAN has been adopted by the Board of Directors (the “Board “) of Dorman Products, Inc., a Pennsylvania corporation (the “Company “), on May 30, 2013, to be effective as of such date.

WHEREAS, the Company’s 2008 Stock Option and Stock Incentive Plan (the “Plan”) was adopted by the Board on December 12, 2008;

WHEREAS, pursuant to Section 7 of the Plan, the Board has approved the amendment set forth below.

NOW, THEREFORE, the Plan is hereby amended, effective as of the date hereof, as follows:

1. Amendment. The Plan is hereby amended by the addition of the following Section 4(d):

“(d) The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards (i) to individuals who are not subject to the reporting and other provisions of Section16 of the Securities Exchange Act of 1934, as amended, and (ii) that are not intended to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.”

2. No Other Changes. Except as set forth herein, all other terms and provisions of the Plan remain in full force and effect.